UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020 (March 4, 2020)

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Item 8.01. Other Events.

On March 9, 2020, Maple Holdings B.V. (“Maple”) and Mondelēz International Holdings LLC (“Mondelēz” and, together with Maple, the “Selling Stockholders”) completed the previously-announced registered public secondary offering (the “Offering”) of 40,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Keurig Dr Pepper Inc. (the “Company”), for gross proceeds of approximately $1.08 billion. The Company did not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

Maple is a holding company majority-owned by JAB Holdings B.V. (“JAB”). JAB has directly purchased 7,400,000 shares of the Company’s Common Stock in the Offering at a price equal to the price paid for the Common Stock by the underwriter for gross proceeds of approximately $200 million.

Following the completion of the offering, and assuming the underwriter does not subsequently exercise its option to purchase additional shares, Maple and JAB currently collectively beneficially own approximately 65.1% of the Company’s outstanding Common Stock.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated March 4, 2020 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC, as underwriter in the Offering. Pursuant to the Underwriting Agreement, the Selling Stockholders granted the underwriter a 30-day option to purchase up to an additional 6,000,000 shares of Common Stock.

The underwriter may offer the shares of Common Stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part.

The Company has previously filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a prospectus) on Form S-3 (File No. 333-233477) as well as a resale prospectus supplement filed with the SEC on August 27, 2019, as supplemented by a prospectus supplement, filed with the SEC on March 6, 2020, for the Offering.

The Underwriting Agreement is filed as Exhibit 1.1 hereto.

On March 9, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated March 4, 2020, by and among Keurig Dr Pepper Inc., Maple Holdings B.V., Mondelēz International Holdings LLC and Morgan Stanley & Co. LLC

99.1	Press Release dated March 9, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: March 9, 2020

	By:	/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer, General Counsel and Secretary